FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 22, 2014

FBL Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Iowa	1-11917	42-1411715
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 University Avenue, West Des Moines, Iowa		50266-5997
(Address of principal executive offices)		(Zip Code)

(515) 225-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
FBL Financial Group's Annual Meeting was held on May 22, 2014. The matters that were voted upon and the voting results are set forth below.

Proposal 1: Election of Directors
Class A Common and Series B Preferred Shareholders elected each of the four Class A director nominees to the Board of Directors to serve terms expiring at the annual meeting in 2015.

Director Name	For	Withheld
James P. Brannen	29,108,181	3,934,409
Roger K. Brooks	32,618,041	424,549
Jerry L. Chicoine	32,508,518	534,072
Paul E. Larson	32,620,812	421,778
Broker non-votes totaled 441,978.

Class B Common Shareholders elected each of the six Class B director nominees to the Board of Directors to serve terms expiring at the annual meeting in 2015.

Director Name	For	Withheld
Steve L. Baccus	11,413	—
Joe D. Heinrich	11,413	—
Craig D. Hill	11,413	—
Frank S. Priestley	11,413	—
Kevin G. Rogers	11,413	—
Scott E. VanderWal	11,413	—

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation
Shareholders approved the compensation of the named executive officers by non-binding advisory vote.

For	Against	Abstain
32,798,932	217,925	37,146
Broker non-votes totaled 441,978.

Proposal 3: Ratify the Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for 2014
Shareholders ratified the appointment of Ernst & Young LLP as independent registered public accounting firm for 2014.

For	Against	Abstain
33,425,236	67,840	2,905

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL FINANCIAL GROUP, INC.
(Registrant)

Date: May 22, 2014

/s/ Donald J. Seibel
Donald J. Seibel
Chief Financial Officer